Exhibit 99.1

BELTLINE ROAD INSURANCE AGENCY, INC.

POWER DEFAULT SERVICES, INC.

POWER REO MANAGEMENT SERVICES, INC.

POWER VALUATION SERVICES, INC.

Combined Financial Statements

As of September 30, 2012 and 2011 and for the Fiscal Years Ended September 30, 2012, 2011 and 2010

(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report

The Boards of Directors and Stockholders of Altisource Portfolio Solutions S.A. and Homeward Residential Holdings, Inc.:

We have audited the accompanying combined balance sheets of Beltline Road Insurance Agency, Inc., Power Default Services, Inc., Power REO Management Services, Inc. and Power Valuation Services, Inc. (collectively, the “Companies”) as of September 30, 2012 and 2011, and the related combined statements of income, changes in Parent Company equity and cash flows for each of the years in the three years ended September 30, 2012.  These combined financial statements are the responsibility of the Companies’ management.  Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Companies’ internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such combined financial statements referred to above present fairly, in all material respects, the financial position of Beltline Road Insurance Agency, Inc., Power Default Services, Inc., Power REO Management Services, Inc. and Power Valuation Services, Inc. as of September 30, 2012 and 2011, and the results of their operations and their cash flows for each of the years in the three years ended September 30, 2012 in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

Dallas, Texas

June 7, 2013

BELTLINE ROAD INSURANCE AGENCY, INC.

POWER DEFAULT SERVICES, INC.

POWER REO MANAGEMENT SERVICES, INC.

POWER VALUATION SERVICES, INC.

Combined Balance Sheets

(Dollars in thousands)

	September 30,
	2012	2011
ASSETS

Current assets:
Cash and cash equivalents	$2,945	$975
Accounts receivable	7,828	6,164
Deferred tax assets	48	153
Prepaid expenses and other current assets	9	—
Total current assets	10,830	7,292
Property and equipment, net	37	36
Total assets	$10,867	$7,328

LIABILITIES AND PARENT COMPANY EQUITY

Current liabilities:
Accounts payable and accrued expenses	$5,363	$4,509
Deferred revenue	8,459	10,490
Total current liabilities	13,822	14,999

Commitments and contingencies (Note 8)

Parent Company equity:
Parent Company investment	4	4
Accumulated earnings	172,263	145,567
Receivable from Parent Company (Note 3)	(175,222)	(153,242)
Total Parent Company equity	(2,955)	(7,671)
Total liabilities and Parent Company equity	$10,867	$7,328

See accompanying notes to combined financial statements.

BELTLINE ROAD INSURANCE AGENCY, INC.

POWER DEFAULT SERVICES, INC.

POWER REO MANAGEMENT SERVICES, INC.

POWER VALUATION SERVICES, INC.

Combined Statements of Income

 (Dollars in thousands)

	Fiscal year ended September 30,
	2012	2011	2010

Revenues	$98,516	$116,116	$145,571

Operating expenses:
General servicing	26,987	34,544	42,006
Compensation and benefits	12,844	12,345	14,427
Occupancy and equipment	3,169	3,738	1,392
Technology and communications	555	214	584
Professional services	247	17	28
Depreciation	35	35	17
Selling, general and administrative	12,819	12,941	16,437
Total operating expenses	56,656	63,834	74,891

Income from operations	41,860	52,282	70,680
Other income:
Interest income	3	1	1
Total other income	3	1	1

Income before income taxes	41,863	52,283	70,681
Income tax provision	(15,167)	(18,382)	(25,550)

Net income	$26,696	$33,901	$45,131

See accompanying notes to combined financial statements.

BELTLINE ROAD INSURANCE AGENCY, INC.

POWER DEFAULT SERVICES, INC.

POWER REO MANAGEMENT SERVICES, INC.

POWER VALUATION SERVICES, INC.

Combined Statements of Changes in Parent Company Equity

(Dollars in thousands)

	Parent		Receivable	Total Parent
	Company	Accumulated	from Parent	Company
	investment	earnings	Company	equity

Balance at September 30, 2009	$4	$66,535	$(79,611)	$(13,072)

Net income	—	45,131	—	45,131
Net change in receivable from Parent Company	—	—	(38,764)	(38,764)
Balance at September 30, 2010	4	111,666	(118,375)	(6,705)

Net income	—	33,901	—	33,901
Net change in receivable from Parent Company	—	—	(34,867)	(34,867)
Balance at September 30, 2011	4	145,567	(153,242)	(7,671)

Net income	—	26,696	—	26,696
Net change in receivable from Parent Company	—	—	(21,980)	(21,980)
Balance at September 30, 2012	$4	$172,263	$(175,222)	$(2,955)

See accompanying notes to combined financial statements.

BELTLINE ROAD INSURANCE AGENCY, INC.

POWER DEFAULT SERVICES, INC.

POWER REO MANAGEMENT SERVICES, INC.

POWER VALUATION SERVICES, INC.

Combined Statements of Cash Flows

(Dollars in thousands)

	Fiscal year ended September 30,
	2012	2011	2010

Cash flows from operating activities:
Net income	$26,696	$33,901	$45,131
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	35	35	17
Deferred taxes	105	(36)	(117)
Changes in operating assets and liabilities:
Accounts receivable	(1,664)	4,031	(9,019)
Prepaid expenses and other current assets	(9)	502	(502)
Accounts payable and accrued expenses	854	(3,766)	6,372
Deferred revenue	(2,031)	(2,879)	(2,412)
Net cash flows provided by operating activities	23,986	31,788	39,470

Cash flows from investing activities:
Additions to property and equipment	(36)	(44)	—
Net cash flows used in investing activities	(36)	(44)	—

Cash flows from financing activities:
Net change in receivable from Parent Company	(21,980)	(34,867)	(37,087)
Net cash flows used in financing activities	(21,980)	(34,867)	(37,087)

Net increase (decrease) in cash and cash equivalents	1,970	(3,123)	2,383
Cash and cash equivalents at the beginning of the year	975	4,098	1,715
Cash and cash equivalents at the end of the year	$2,945	$975	$4,098

Non-cash investing activity
Transfer of property and equipment to Parent Company	$—	$—	$(1,677)

See accompanying notes to combined financial statements.

BELTLINE ROAD INSURANCE AGENCY, INC.

POWER DEFAULT SERVICES, INC.

POWER REO MANAGEMENT SERVICES, INC.

POWER VALUATION SERVICES, INC.

Notes to Combined Financial Statements

1.  BUSINESS OVERVIEW AND BASIS OF PRESENTATION

Beltline Road Insurance Agency, Inc. (“Beltline”), Power Default Services, Inc. (“Power Default”), Power REO Management Services, Inc. (“Power REO”) and Power Valuation Services, Inc. (“Power Valuation”) (collectively which may be referred to as Homeward fee-based businesses, the Companies, we, us or our) are wholly-owned subsidiaries of Homeward Residential, Inc. (“Homeward” or “Parent Company”).  The Companies are primarily fee-based businesses which provide insurance services, foreclosure services, property management services, property disposition services and property valuation services for residential real estate on behalf of mortgage servicers and investors.

The Homeward fee-based businesses were sold to Ocwen Financial Corporation (“Ocwen”) on December 27, 2012.  Ocwen subsequently sold them to two wholly-owned subsidiaries of Altisource Portfolio Solutions S.A. (“Altisource”) on March 29, 2013 (see Note 9).

Basis of Presentation — The combined financial statements have been prepared on a standalone basis and are derived from the consolidated financial statements and accounting records of Homeward.  The combined financial statements are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”).

The combined financial statements include the assets, liabilities, revenues and expenses directly attributable to our operations.  All significant intercompany transactions and accounts between the Homeward fee-based businesses have been eliminated in combination.  Intercompany transactions between the Homeward fee-based businesses and Homeward have been included in the combined financial statements.

The combined financial statements were prepared for the purpose of complying with Rule 3-05 of Regulation S-X of the Securities and Exchange Commission.  The combined financial statements may not be indicative of the Homeward fee-based businesses’ future performance and do not necessarily reflect what their combined results of operations, financial position and cash flows would have been had the Homeward fee-based businesses operated as independent entities during the periods presented.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates — The combined financial statements are prepared in conformity with GAAP.  These principles require management to make certain estimates and assumptions, including those regarding fair value measurements, certain accruals and the potential outcome of litigation, which may affect the amounts reported in the combined financial statements and the accompanying notes.  These estimates and assumptions are based on management’s best estimates and judgment.  As future events and their effects cannot be determined with precision, actual results could differ materially from these estimates.

Cash and Cash Equivalents — We classify all highly liquid instruments with an original maturity of three months or less at the time of purchase as cash equivalents.

Accounts Receivable — Accounts receivable are reported at an amount that we estimate to be collectible.  The Companies have no allowance for doubtful accounts as of September 30, 2012 or 2011.  The carrying value of accounts receivable approximates fair value.

Property and Equipment, Net — We report property and equipment, net at cost and depreciate it over the estimated useful lives using the straight-line method over a period of two to three years.

Computer software includes purchased software and internally developed software.  Purchased software is recorded at cost and amortized using the straight-line method over its estimated useful life.  Internally developed software costs are capitalized during the application development stage.  The costs capitalized include the external direct costs of materials and services and direct employee costs for time spent on the project during the capitalization period.

Maintenance and repair costs are expensed as incurred.  We capitalize expenditures for significant improvements and new equipment and depreciate them over the shorter of the capitalized asset’s life or the life of the lease.

We review property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable.  We measure recoverability of assets to be held and used by comparison of the carrying amount of an asset or asset group to estimated undiscounted future cash flows expected to be generated by the asset or asset group.  If the carrying amount of an asset or asset group exceeds its estimated future cash flows, we recognize an impairment charge in the amount by which the carrying amount of the assets exceeds the fair value of the asset or asset group.  There were no impairments during the fiscal years ended September 30, 2012, 2011 or 2010.

Deferred Revenue — Deferred revenue relates to a marketing services agreement made with an insurance company and insurance commission income on lender placed hazard insurance policies.  The revenue on the marketing services agreement is recognized on a straight-line basis over the life of the agreement, and the revenue on the lender placed policies is recognized on a straight-line basis over the life of the policy.  As of September 30, 2012, deferred revenue of $8.5 million comprised $2.2 million related to the marketing services agreement and $6.3 million related to insurance commission income on lender placed policies.  As of September 30, 2011, deferred revenue of $10.5 million comprised $3.4 million related to the marketing services agreement and $7.1 million related to insurance commission income on lender placed policies.  Beltline recognized insurance commission income of approximately $19.3 million, $22.4 million and $25.9 million for the fiscal years ended September 30, 2012, 2011 and 2010, respectively, included in Revenues in the combined statements of income.

Fair Value of Financial Instruments — Our financial instruments primarily include cash and cash equivalents, receivables, accounts payable and accrued expenses.  The carrying values of these financial instruments approximate their fair value due to the short-term nature of these instruments.

Defined Contribution 401(k) Plan — Our employees are eligible to participate in a defined contribution 401(k) plan sponsored by Homeward under which matching contributions equal to a set percentage of the employee’s contribution to the 401(k) plan are provided.  These costs are paid by Homeward and are charged to the respective businesses that employs each individual.  We recorded expense related to the employer match of $0.3 million, $0.2 million and $0.2 million for the fiscal years ended September 30, 2012, 2011 and 2010, respectively, included in Compensation and benefits in the combined statements of income.

Revenue Recognition — We recognize revenue from the services we provide in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 605, Revenue Recognition (“ASC 605”).  ASC 605 sets forth guidance as to when revenue is realized or realizable and earned, which is generally when all of the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been performed; (3) the seller’s price to the buyer is fixed or determinable; and (4) collectability is reasonably assured.  Generally, the contract terms for these services are relatively short in duration, and we recognize revenue as the services are performed either on a per unit or a fixed price basis.

Revenue related to shared commissions, sales of REO property, trustee fee income and valuations income on broker price opinions are recognized in earnings when proceeds are received.  In addition, revenue related to insurance income on certain lender placed policies is recognized on a straight-line basis over the life of the policy (see Deferred Revenue section above).

Income Taxes — The Companies’ operations are primarily included in the income tax returns of Homeward or an affiliate.

The provision for income taxes is computed as if the Companies filed on a combined standalone or separate tax return basis, as applicable.  The provision for income taxes does not reflect the Companies’ inclusion in the tax returns of the Parent Company or an affiliate.  It also does not reflect certain actual tax efficiencies realized by the Parent Company in its consolidated tax returns that include the Companies, due to legal structures it employs outside of the Companies.  Certain income taxes of the Companies are paid by the Parent Company or an affiliate on behalf of the Companies.  The payment of income taxes by the Parent Company or affiliate on behalf of the Companies is recorded within Receivable from Parent Company in the combined balance sheets.

Deferred income taxes and related tax expense have been recorded by applying the asset and liability approach to the Companies as if they were separate taxpayers.  Deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been reflected in the combined financial statements.  Deferred tax assets and liabilities are determined based on the differences between the book values and the tax bases of the particular assets and liabilities, using enacted tax rates and laws in effect for the years in which the differences are expected to reverse.  A valuation allowance is provided when the Companies determine it is more likely than not that a portion of the deferred tax asset balance will not be realized.

The Companies record uncertain tax positions in accordance with ASC 740, Income Taxes, which requires a two step process.  First, management determines whether it is more likely than not that a tax position will be sustained based on the technical merits of the position and second, for those tax positions that meet the more likely than not threshold, management recognizes the largest amount of the tax benefit that is greater than 50 percent likely to be realized upon ultimate settlement with the related taxing authority.  The Companies recognize penalties and interest related to income tax matters in General servicing expense in the combined statements of income.  The Companies have no uncertain tax positions at September 30, 2012 or 2011.

3.  TRANSACTIONS WITH RELATED PARTIES

Revenues

Substantially all of the Homeward fee-based businesses’ revenue is generated from provisioning services to the residential mortgage loan portfolio serviced by Homeward (now Ocwen, see Note 9).  Revenues related to these transactions are ultimately collected by the Homeward fee-based businesses from Homeward who collects from the underlying mortgagee or mortgage owner, if the mortgagee defaults.  These revenues and related costs may not be indicative of pricing or volume if the Companies were independent entities.

Corporate Allocations

The combined statements of income include certain allocated corporate expenses of the Parent Company attributable to the Companies.  These expenses include costs associated with legal, finance, treasury, accounting, human resources, employee benefits and insurance.  Corporate costs are allocated amounts prescribed in the administrative services agreement between the individual entity and Homeward.  Management believes the assumptions and methodologies underlying the allocation of expenses are reasonable.  Notwithstanding, the expenses allocated to the Companies may not reflect the expenses that would have been incurred if the Companies had been independent entities and had otherwise managed these functions.  Actual costs that may have been incurred had the Companies been operated as standalone companies would depend on a number of factors, including the chosen organizational structure, what functions were outsourced or performed by employees and strategic decisions made in areas such as information technology and infrastructure.  These allocated expenses are included in Selling, general and administrative expenses in the combined statements of income.  For the fiscal years ended September 30, 2012, 2011 and 2010, allocated costs were approximately $12.2 million, $12.5 million and $15.9 million, respectively.

Cash Management and Receivable from Parent Company

The Parent Company utilizes a centralized approach to cash management and financing of operations.  As a result of the Companies’ participation in the Parent Company’s central cash management program, all of the Companies’ cash receipts are remitted to the Parent Company and all cash disbursements are funded by the Parent Company.  Other transactions with the Parent Company and related affiliates include purchases and sales and miscellaneous other administrative expenses incurred by the Parent Company on behalf of the Companies.  The net amount of any receivable from or payable to the Parent Company, are reported as a Receivable from Parent Company in the combined balance sheets as a reduction to Parent Company equity as these amounts have no stated repayment terms and there was no intent that these amounts would be settled.  There are no interest charges associated with the intercompany account balances.  The net amount due to/from the Parent Company with the exception of $7.4 million was settled via a deemed distribution on the day before the Homeward fee-based businesses were sold to Altisource.

4.  ACCOUNTS RECEIVABLE

Accounts receivable consist of the following:

	September 30,
(in thousands)	2012	2011

Accounts receivable — Power Valuation	$5,147	$6,101
Accounts receivable — Power Default	2,400	—
Accounts receivable — Miscellaneous	281	63

Total	$7,828	$6,164

5.  PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

	September 30,
(in thousands)	2012	2011

Computer software and hardware	$100	$120
Less: Accumulated depreciation	(63)	(84)

Total	$37	$36

6.  ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following:

	September 30,
(in thousands)	2012	2011

Accounts payable — general	$3,856	$3,431
Accrued expenses — salaries and benefits	1,467	1,078
Accrued expenses — general	40	—

Total	$5,363	$4,509

7.  INCOME TAXES

Components of the Companies’ provision for income taxes are as follows:

	Fiscal year ended September 30,
(in thousands)	2012	2011	2010

Current:
Federal	$14,270	$18,308	$24,175
State	792	110	1,492
	15,062	18,418	25,667
Deferred:
Federal	(2)	3	(4)
State	107	(39)	(113)
	105	(36)	(117)

Total	$15,167	$18,382	$25,550

Income tax expense differs from the amount determined by applying the statutory federal rate of 35% to income before income taxes as follows:

	Fiscal year ended September 30,
	2012		2011		2010
(dollars in thousands)	(In dollars)	(In percentages)	(In dollars)	(In percentages)	(In dollars)	(In percentages)

Income taxes at federal statutory rates	$14,652	35.00%	$18,299	35.00%	$24,738	35.00%
State tax, net	514	1.23	76	0.15	965	1.37
Other, net	1	—	7	0.01	(153)	(0.22)

Total	$15,167	36.23%	$18,382	35.16%	$25,550	36.15%

The tax effects of temporary differences that give rise to the Companies’ deferred tax assets and liabilities at September 30, 2012 and 2011 are as follows:

	September 30,
(in thousands)	2012	2011

Deferred tax assets:
Depreciation	$58	$80
Accrued liabilities	132	73
Total deferred tax assets	190	153

Deferred tax liabilities:
Accrued liabilities	139	—
Prepaid expenses	3	—
Total deferred tax liabilities	142	—

Deferred tax assets, net	$48	$153

Management has determined that a valuation reserve is not required for any of the deferred tax assets since it is more likely than not that these assets will be realized because of tax paid in prior years and future operations will generate sufficient taxable income to realize the deferred tax assets.  In assessing the realization of deferred taxes, management believes it is more likely than not that the deferred tax assets will be recognized in future periods through either a tax carryback to the previous two years or the generation of taxable income or the reversal of taxable temporary differences.  In assessing the likelihood of the generation of future taxable income, management considered current year results as well as management’s outlook for future taxable income.  The outlook was based on current and projected servicing revenue and management’s belief in the ability of the Companies to maintain a sufficient level of income over the periods in which the deferred tax assets are deductible.

The Companies’ major jurisdiction tax years that remain subject to examination are their U.S. Federal tax returns for the fiscal years ended September 30, 2009 through present, for which they are included in the return of the Parent Company.

8.  COMMITMENTS AND CONTINGENCIES

Litigation

From time to time, we are involved in legal proceedings arising in the ordinary course of business.  We record a liability for litigation if an unfavorable outcome is probable and the amount of loss can be reasonably estimated, including expected insurance coverage.  For proceedings where a range of loss is determined, we record a best estimate of loss within the range.  When legal proceedings are material, we disclose the nature of the litigation and to the extent possible the estimate of loss or range of loss.  In the opinion of management, after consultation with legal counsel and considering insurance coverage where applicable, the outcome of current legal proceedings both individually and in the aggregate will not have a material impact on our financial condition, results of operations or cash flows.

9.  SUBSEQUENT EVENTS

On October 3, 2012, our Parent Company entered into a merger agreement with Ocwen pursuant to which Homeward and its subsidiaries will become a wholly owned subsidiary of Ocwen (the “Merger”).  The Merger was completed on December 27, 2012.  Ocwen subsequently sold the Homeward fee-based businesses to two wholly-owned subsidiaries of Altisource on March 29, 2013 for $87.0 million.  As part of the acquisition, Ocwen agreed not to develop similar fee-based businesses that would directly or indirectly compete with services provided by Altisource relative to the Homeward servicing portfolio.  Additionally, the terms of certain service agreements between Altisource and Ocwen were amended to extend the term from 2020 to August 2025.

Management has evaluated subsequent events from the balance sheet date through June 7, 2013, the date at which the combined financial statements were available to be issued, and determined that there are not other items to disclose.